UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

July 15, 2021

Date of Report (Date of earliest event reported)

INDUS REALTY TRUST, INC.

(Exact name of registrant as specified in charter)

Maryland	06-0868496
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

(Commission File Number)	1-12879

641 Lexington Avenue, New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code	(212) 218-7910

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	INDT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 15, 2021, Anthony J. Galici, Executive Vice President and Chief Financial Officer (“CFO”) of INDUS Realty Trust, Inc. (“INDUS” or the “Company”), notified the Company that he plans to retire as the Company’s Chief Financial Officer and principal accounting officer. Mr. Galici will continue to serve as Executive Vice President and CFO of the Company to assist INDUS’s management team with the transition until his retirement on December 31, 2021.

As part of its succession plan for the CFO role, on July 16, 2021, the Board of Directors appointed Jon W. Clark as Executive Vice President and Chief Financial Officer, effective January 1, 2022 (the “Effective Date”). On the Effective Date, Mr. Clark will succeed Mr. Galici as the Company’s principal financial officer and principal accounting officer. As part of the CFO transition, Mr. Clark, who is 52 years old, will join INDUS as Executive Vice President in September 2021 to work with Mr. Galici prior to his retirement. Mr. Clark is currently the Chief Accounting Officer of Rockhill Management, LLC (“Rockhill”), a property management business. He has been in this position since June 2019. From April 2018 through March 2019, Mr. Clark was Chief Financial Officer and Treasurer of Gramercy Property Trust (“Gramercy”), a real estate investment trust that owned industrial and office properties. From March 2009 through April 2018, Mr. Clark was Chief Financial Officer, Accounting Officer and Treasurer of Gramercy, and from June 2007 through February 2009, Mr. Clark was the Corporate Controller of Gramercy. Mr. Clark received his Bachelor of Business Administration from Western Michigan University, a Masters in Accounting from the University of Massachusetts-Amherst and is a Certified Public Accountant.

In connection with his appointment as Executive Vice President and thereafter Chief Financial Officer, the Company has agreed to pay Mr. Clark a base salary of $325,000. Mr. Clark will also be eligible to participate in the Company’s annual incentive compensation plan for each year, under which Mr. Clark’s target cash payment will be equal to 50% of his base salary and will be based 75% on the INDUS corporate financial metric(s) and 25% on individual performance. Mr. Clark will also be eligible for equity-based compensation as part of the Company’s long term incentive plan, which is expected to be in the form of restricted stock units, with a portion that will be subject to time-based vesting over three years and a portion that will be subject to performance-based vesting based on achievement of certain performance metrics over a three-year period. Mr. Clark will receive an initial grant of restricted stock units in early 2022, with a value equal to $100,000 at the time of the grant, subject to the vesting terms described above.

Item 7.01	Regulation FD Disclosure.

A copy of the Company’s press release announcing Mr. Galici’s retirement and Mr. Clark’s appointment as Executive Vice President and Chief Financial Officer is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

99.1	The Company’s Press Release dated July 19, 2021 (furnished hereto)
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

4

INDUS REALTY TRUST, INC.

	By:	/s/ Anthony J. Galici
Anthony J. Galici
Executive Vice President and Chief Financial Officer

Date: July 19, 2021